SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|X|   Definitive Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                        LEXINGTON HEALTHCARE GROUP, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which the transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials

|_|   check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:
                                    --------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                          ----------------------
      (3)   Filing Party:
                          ------------------------------------------------------
      (4)   Date Filed:
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

                        LEXINGTON HEALTHCARE GROUP, INC.
                             1557 New Britain Avenue
                              Farmington, CT 06032

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                             DEFINITIVE INFORMATION STATEMENT
              PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
                AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

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                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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                                  INTRODUCTION

      This information statement (the "Information Statement") was mailed on or about February 16, 2001 to the stockholders (the "Stockholders") of record on February 9, 2001 of Lexington Healthcare Group, Inc., a Delaware corporation (the "Company") in connection with certain actions taken by the Company pursuant to the written consent by the majority of the stockholders of the Company, dated February 12, 2001. The actions taken pursuant to the written consent concerned replacement of the Company's Board of Directors. The principal executive offices of the Company are located at 1557 New Britain Avenue, Farmington, CT 06032. The Company's telephone number is (860) 674-2700.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS'
          MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                        LEXINGTON HEALTHCARE GROUP, INC.
                             1557 New Britain Avenue
                              Farmington, CT 06032

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                        DEFINITIVE INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                                   ----------

To our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to a Written Consent in Lieu of a Meeting of the majority of the Stockholders of Lexington Healthcare Group, Inc.:

      1. The replacement of the Company's Board of Directors by Irwin Katz, Oscar Lichtman and Ira Perlmuter.

      The Board of Directors has fixed the close of business on February 9, 2001, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written Notice to stockholders pursuant to Section 228 of the Delaware Business Company Law.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                       By order of the Board of Directors,


                                       /s/ Oscar Lichtman
                                       --------------------------------------
                                       Oscar Lichtman
                                       CEO, President and Chairman of the Board

      February 15, 2001


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

                         DISSENTERS' RIGHTS OF APPRAISAL

      Under Delaware Business Corporation Law, the state in which the Company is incorporated, the replacement of the Company's Board of Directors does not require the Company to provide dissenting Stockholders with a right of appraisal and the Company will not provide Stockholders with such right.

       INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

      The Company is not aware of any interest that would be substantially affected through the reconstitution of the Company's Board of Directors, adversely or otherwise.


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

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      As of the Record Date, the Company's authorized capitalization consisted of 15,000,000 shares of Common Stock, par value $.001 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of the Record Date and after the consummation of the transaction noticed through this Information Statement, there were 3,525,000 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

      The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group.

      Unless otherwise indicated, each of the Stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                    Number of Shares of    Percentage of Total Shares
                                               Outstanding Common Stock         of Outstanding Common
Name and Address of Beneficial Owner(1)          Beneficially Owned (2)     Stock  Beneficially Owned
-----------------------------------------      ------------------------           -------------------
Jack Friedler(3)                                              1,651,667                          46.8%
Harry Dermer(4)                                                 358,700                          10.2%
New Generation LLC(5)                                           225,167                           6.4%
America Healthcare Services Corporation(6)                      225,167                           6.4%
Connecticut Investments LLC(7)                                  225,166                           6.4%
Oscar  Lichtman, Chairman, CEO and President                      - - -                             *
Irwin Katz, Director and Secretary                                - - -                             *
Ira Perlmuter, Director                                           - - -                             *
Michael Logan, Chief Financial Officer                            - - -                             *
Barry Fulcher, Chief Operating Officer                            - - -                             *
All Directors and Officers as a group                         1,651,667                          46.8%

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*less than one percent

(1) Unless otherwise indicated, the address of each person listed below is c/o Lexington Healthcare Group, Inc., 1557 New Britain Avenue, Farmington, CT, 06032.

(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3) Includes 225,167 shares of common stock beneficially owned by New Generation LLC, with which Mr. Friedler is affiliated.

(4) Includes 60,000 shares of common stock underlying options held by Mr. Dermer. Such options are currently exercisable. If the options held by New Generation LLC, Connecticut Investments LLC and


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

America Healthcare Services Corporation are exercised, Mr. Dermer would own no more shares of common stock in the Company, but would retain his option to purchase 60,000 such shares.

(5) Includes 119,567 shares of common stock underlying an option to purchase the shares from Mr. Dermer and Mary Archambault.

(6) Includes 119,567 shares of common stock underlying an option to purchase the shares from Mr. Dermer and Mary Archambault.

(7) Includes 119,566 shares of common stock underlying an option to purchase the shares from Mr. Dermer and Mary Archambault.

      The approval of a majority of the outstanding shares of Common Stock entitled to vote is necessary to approve the actions noticed hereby. However, as discussed above, the Company's Board of Directors has obtained the necessary approval for the actions discussed herein from Shareholders with voting authority for stock constituting in excess of 50% of the total outstanding shares of the Company's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any Shareholder in connection with these actions.


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

Directors

This purpose of this Information Statement is to inform the Company's stockholders that new members of the Company's Board of Directors have been nominated and elected. A brief description of each of these individuals follows.

Irwin Katz serves as the Manager for the Management of Information Systems division at the New York County Health Services Review Organization ("NYCHSRO")/ MedReview, Inc., a position he has held since April of 1997. Mr. Katz is responsible for the management and integrity of NYCHSRO's multi-user Novell databases. Mr. Perlmuter was NYCHSRO's Program Manager from August 1993 to April 1997, where he was responsible for the supervision of its day-to-day operations, including the handling of billing and evaluation of insurance claims. Mr. Katz received B.S. from SUNY in 1996 and a Masters in Public Administration form the Robert F. Wagner Graduate School of Public Service in 1998.

Ira J. Perlmuter is the managing director of Cove Capital Advisors, Inc., a financial advisory firm specializing in providing advice on restructuring, mergers and acquisitions, and strategic planning to middle market companies. Mr. Perlmuter founded Cove Capital in June 2000, after having founded Mount Wilson Advisors, Inc., an investment banking firm backed by a private equity firm. Mr. Perlmuter has served as a vice president of The Chase Manhattan Bank's Restructuring Group. While at Chase, where he was employed for over seven years, Mr. Perlmuter concentrated on corporate loan restructurings to middle market and international companies, where he restructured and/or sold over one and a half billion dollars of troubled debt. In addition, Mr. Perlmuter has served as a liaison to Chase's Global M&A Group with a mandate to identify bankrupt or distressed opportunities for Chase's top-tier clients, a capacity in which he worked on finding prospective purchasers for Foxmeyer Drug, Kloster Cruises, Eagle-Pitcher Industries, Kohler & Co., Eljer Industries and O'Brien Environmental Energy, among others. Mr. Perlmuter also advised and assisted in the formation of Knightsbridge Capital Partners LLC, an investment bank with which he is no longer affiliated. For the past two years, Mr. Perlmuter has been invited to give the keynote address to the worldwide senior management of the Korea Exchange Bank at a Credit Analysis and Loan Classification seminar. In addition, Mr. Perlmuter was in March of 2000 selected as one of the Top 40 Under 40 by Business News New Jersey, a statewide weekly business journal. Mr. Perlmuter is a member of the Turnaround Management Association and the Commercial Law League of America. He received his B.A. from Brandeis University in 1985 and an MBA in Finance from the Stern School of Business at New York University in 1991.

Oscar Lichtman is self-employed. Mr. Lichtman operates an investment practice, and concentrates on equity securities of companies in the healthcare industry as well as real estate. Mr. Lichtman has worked as an administrator for various educational institutions. Mr. Lichtman received his B.A from Yeshiva University and a Master of Science in Educational Psychology from the Ferkauf Graduate School.


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

Section 16(a) Reporting

      Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 2000, the Company believes that all reports required to be filed by Section 16(a) were filed on a timely basis.

                         FINANCIAL AND OTHER INFORMATION

      The information required by this item is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 2000 as filed with the Securities and Exchange Commission on September 28, 2000.

                       Statement of Additional Information

      The Company's Annual Report on Form 10-K for the year ended June 30, 2000, as filed with the SEC on September 28, 2000, has been incorporated herein by reference.

      The Company will furnish, to any Stockholder making such request, a copy of its Annual Report within one business day of receiving such request. The Annual Report will be sent by first class mail at no charge to such Stockholder. A copy of the Annual report can be requested by writing to the Company at 1557 New Britain Avenue, Farmington, CT, 06032, or by calling the Company at (860) 674-2700, attention Secretary.


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